SUB-ITEM 77Q3

AIM FINANCIAL SERVICES FUND

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U, AND 74V.

FOR PERIOD ENDING 3/31/2008
FILE NUMBER 811-3826
SERIES NO.: 8


72DD 1 Total income dividends for which record date passed during the period.
       (000's Omitted)
       Class A                                                        $ 921
     2 Dividends for a second class of open-end company shares (000's Omitted)
       Class B                                                        $ 256
       Class C                                                        $ 105
       Investor Class                                               $ 6,974

73A.   Payments per share outstanding during the entire current period:
       (form nnn.nnnn)
     1 Dividends from net investment income
       Class A                                                      $0.4467
     2 Dividends for a second class of open-end company shares (form nnn.nnnn)
       Class B                                                      $0.2160
       Class C                                                      $0.2160
       Investor Class                                               $0.4467

74U. 1 Number of shares outstanding (000's Omitted)
       Class A                                                        2,809
     2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
       Class B                                                        1,236
       Class C                                                          784
       Investor Class                                                17,510

74V. 1 Net asset value per share (to nearest cent)
       Class A                                                       $15.72
     2 Net asset value per share of a second class of open-end company shares
       (to nearest cent)
       Class B                                                       $15.72
       Class C                                                       $15.23
       Investor Class                                                $15.82